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                                                                      Exhibit 12


                               Dean Foods Company

                Computation of Ratio of Earnings to Fixed Charges
                -------------------------------------------------
                                 (In thousands)



                                                               26 Weeks Ended
                                                            November 28, 1999
                                                            -----------------

     Income before taxes                                             $ 89,910
                                                            -----------------

     Fixed charges:
          Interest expense                                             23,733
          Portion of rentals (33%)                                      6,958
                                                            -----------------

          Total fixed charges                                          30,691
                                                            -----------------

     Earnings before taxes and  fixed charges                        $120,601
                                                            =================

     Ratio of earnings to fixed charges                                   3.9
                                                            =================










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